Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of The Blackstone Group L.P. on Form S-8 of:

- Our report dated March 21, 2007 relating to the combined financial statements of Blackstone Group as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, appearing in Amendment No. 9 to Registration Statement No. 333-141504 of The Blackstone Group L.P.; and

- Our report dated March 21, 2007 relating to the statement of financial condition of The Blackstone Group L.P. as of March 19, 2007, appearing in Amendment No. 9 to Registration Statement No. 333-141504 of The Blackstone Group L.P.; and

- Our report dated March 21, 2007 relating to the statement of financial condition of Blackstone Group Management L.L.C. as of March 19, 2007, appearing in Amendment No. 9 to Registration Statement No. 333-141504 of The Blackstone Group L.P.

/s/ Deloitte & Touche LLP

New York, NY

June 21, 2007